EXECUTION COPY

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Amendment') is hereby executed as of January 5, 2011 between PRINCIPAL LIFE INSURANCE COMPANY (the "Company"), an Iowa life insurance company, on its own behalf and on behalf of each segregated assets account of the Company, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENT VIT FUNDS (individually, a "Fund"), each a Massachusetts business trust created under a Declaration of Trust, DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS SCUDDER DISTRIBUTORS, INC.) (the "Underwriter"), a Delaware corporation and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the "Adviser"), a Delaware corporation.

WITNESSETH:

WHEREAS, the Company, the Funds, the Underwriter and the Adviser (the "Parties") have entered into an Participation Agreement, dated December 1, 2007 (the "Agreement");

WHEREAS, the Parties now wish to amend the Participation Agreement as provided herein in accordance with the Agreement;

NOW, THEREFORE, the Parties hereto agree as follows:

1. The Agreement is hereby amended to change the Underwriter's name from DWS Scudder Distributors, Inc. to DWS Investments Distributors, Inc.;
2. Schedule A is hereby amended to add the following "Contracts funded by Separate Accounts":

   Flex Variable Life Insurance;
   Survivorship VUL;
   VUL Accumulator;
   PrinFlex;
   VUL Income; and
   VUL Accumulator II.; and
3. Schedule B is hereby amended to rename the following funds:

   DWS International Select Equity VIP is now DWS Diversified International Equity VIP; and
   DWS Dreman High Return Equity VIP is now DWS Strategic Value VIP.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. All other terms and provisions of the Participation Agreement between the Company, the Funds, the Underwriter and the Adviser remain in full force and effect.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

PRINCIPAL LIFE INSURANCE COMPANY

By Sara Wiener
Name: SARA WIENER
Title: DIRECTOR - PRODUCT MGMT

DWS VARIABLE SERIES I

By John Millette
Name: John Millette
Title: Vice President & Secretary

DWS VARIABLE SERIES II

By John Millette
Name: John Millette
Title: Vice President & Secretary

DWS INVESTMENT VIT FUNDS

By John Millette
Name: John Millette
Title: Vice President & Secretary

DWS INVESTMENTS DISTRIBUTORS, INC.

By ______________________
Name: Michael Jutrons
Title: CEO

By ______________________
Name: ALBAN MIRANDA
Title: COO

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By ______________________
Name: ALBAN MIRANDA
Title: COO

By ______________________
Name: Jon Ashley
Title: Director

ACKNOWLEDGED AND AGREED AS TO SECTION 5.4 ONLY

PRINCOR FINANCIAL SERVICES CORPORATION (a registered securities broker-dealer and affiliate of Principal Life Insurance Company)

By ______________________
Name: Marty Richardson
Title: V.P. Broker Dealer Operations

request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.

6.5 You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Disclosure Documents or Sales Literature/Promotional Material.

6.6 We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations, including naming you as a Trust shareholder, contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with your written permission.

6.7 Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

6.8 You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.

6.9 You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable

request, provide us timely access to your website materials to perform such inspection and review.

In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents' .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

3.5 The Trust represents and warrants that the Trust Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such Shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

3.7 The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states. To the extent that the Company notifies the Trust of Iowa law applicable to the Trust, the Trust will inform the Company whether its investment policies, fees, and expenses are in compliance with the laws of the State of Iowa and whether its operations are in material compliance with the laws of the State of Iowa to the extent required to perform this Agreement.

ARTICLE IV
Potential Conflicts

4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company

in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE V
Indemnification

5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature for the Trust generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

(d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2 Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

(d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

5.3 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VI
Termination

6.1 This Agreement may be terminated by either party for any reason by ninety (90) days advance written notice delivered to the other party.

6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3.

6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as Shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

ARTICLE VII
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Janus Aspen Series
100 Fillmore Street
Denver, Colorado 80206
Attention: General Counsel

If to the Company:

Principal Life Insurance Company
711 High Street
Des Moines, IA 50392
Attention: Steve Becker

ARTICLE VIII
Miscellaneous

8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By: /s/ Bonnie Howe
Name: Bonnie M. Howe
Title: Vice President

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Steve Becker
Name: Steve Becker
Title: Associate Director

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded By Separate Account
Separate Account B	The Principal Variable Annuity

Schedule B
List of Portfolios

Name of Portfolio

All Portfolios of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series) except Global Technology Portfolio and Global Life Sciences Portfolio.

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
(Service Shares)

This amendment (the "**Amendment**") is made and entered into as of April 1, 2001, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the "**parties**") in order to modify that certain Fund Participation Agreement (the "**Agreement**") entered into by the parties as of August 28, 2000.

The parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

2. Article VII, Notices, as to the Company is changed as follows:
   Principal Life Insurance Company
   711 High Street
   Des Moines, IA 50392-0300
   Facsimile: 515-248-3011
   Attn: Sarah Pitts, Counsel

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Janus Aspen Series

By: Bonnie Howe
Name: Bonnie M. Howe
Title: Vice President

Principal Life Insurance Company

By: David House
Name: DAVID HOUSE
Title: Assistant Director

sjp/janus amd032901.doc

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company
Separate Account B

The Principal® Variable Annuity

Principal Life Insurance Company
Variable Life Separate Account

(1) PrinFlex Life® Variable Life Insurance
(2) Survivorship Variable Universal Life Insurance
(3) Flexible Variable Life Insurance

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT

This amendment (the "**Amendment**") is made and entered into as of October 16, 2001, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the "**parties**") in order to modify that certain Fund Participation Agreement (the "**Agreement**") entered into by the parties as of August 28, 2000.

The parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Janus Aspen Series

By: Bonnie Howe
Name: Bonnie M. Howe
Title: Vice President

Principal Life Insurance Company

By: Sarah Pitts
Name: Sarah J. Pitts
Title: Counsel

sjp/janus amd0101001.doc

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company Separate Account B	Principal Life Insurance Company Variable Life Separate Account
The Principal® Variable Annuity	(1) PrinFlex Life® Variable Life Insurance (2) Survivorship Variable Universal Life Insurance (3) Flexible Variable Life Insurance (4) Flexible Premium Variable Universal Life Insurance

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
(SERVICE SHARES)

This amendment (the "**Amendment**") is made and entered into as of May 1, 2002, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the "**parties**") in order to modify that certain Fund Participation Agreement (the "**Agreement**") entered into by the parties as of August 28, 2000.

The parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Janus Aspen Series

By: [signature]
Name: Bonnie M. Howe
Title: Vice President

Principal Life Insurance Company

By: [signature]
Name: DAVID HOUSE
Title: ASST. DIR.

jah/pitts/Evul amd/janus amd050102.doc

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company
Separate Account B

(1) The Principal® Variable Annuity

(2) Principal Freedom Variable Annuity

Principal Life Insurance Company
Variable Life Separate Account

(1) PrinFlex Life® Variable Life Insurance
(2) Survivorship Variable Universal Life Insurance
(3) Flexible Variable Life Insurance
(4) Principal Variable Universal Life Accumulator (VUL)
(5) Executive Variable Universal Life (EVUL)

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
(SERVICE SHARES)

This amendment (the "**Amendment**") is made and entered into as of September 3, 2002, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the "**parties**") in order to modify that certain Fund Participation Agreement (the "**Agreement**") entered into by the parties as of August 28, 2000.

The parties agree to amend the Agreement as follows:

1. Attached Schedule A of the Agreement is hereby amended to include the new Benefit Variable Universal Life (BVUL) product.

2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

Janus Aspen Series

By: [signature]
Name: Bonnie M. Howe
Title: Vice President

Principal Life Insurance Company

By: [signature]
Name: SARA WIENER
Title: ASSISTANT DIRECTOR - PRODUCT MANAGEMENT

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company
Separate Account B

(1) The Principal® Variable Annuity

(2) Principal Freedom Variable Annuity

Principal Life Insurance Company
Variable Life Separate Account

(1) PrinFlex Life® Variable Life Insurance
(2) Survivorship Variable Universal Life Insurance
(3) Flexible Variable Life Insurance
(4) Principal Variable Universal Life Accumulator (VUL)
(5) Executive Variable Universal Life (EVUL)
(6) Benefit Variable Universal Life (BVUL)

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
(SERVICE SHARES)

This amendment (the "**Amendment**") is made and entered into as of January 8, 2003, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the "**parties**") in order to modify that certain Fund Participation Agreement (the "**Agreement**") entered into by the parties as of August 28, 2000.

The parties agree to amend the Agreement as follows:

1. Schedule A of the Agreement is hereby amended to include the new Principal Variable Universal Life Accumulator II product.

2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

Janus Aspen Series

By: ______________________
Name: Bonnie M. Howe
Title: Vice President

Principal Life Insurance Company

By: ______________________
Name: DAVID HOUSE
Title: Asst. Director

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company
Separate Account B

(1) The Principal® Variable Annuity

(2) Principal Freedom Variable Annuity

Principal Life Insurance Company
Variable Life Separate Account

(1) PrinFlex Life® Variable Life Insurance
(2) Survivorship Variable Universal Life Insurance
(3) Flexible Variable Life Insurance
(4) Principal Variable Universal Life Accumulator (VUL)
(5) Executive Variable Universal Life (EVUL)
(6) Benefit Variable Universal Life (BVUL)
(7) Principal Variable Universal Life (Accumulator II)

AMENDMENT
TO
FUND PARTICIPATION AGREEMENT
(SERVICE SHARES)

This Amendment (the "**Amendment**") is made and entered into as of Aug 20, 2007, by and among Janus Aspen Series and Principal Life Insurance Company (collectively, the "**parties**") in order to modify that certain Fund Participation Agreement (the "**Agreement**") entered into by the parties as of August 28, 2000.

The parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES

By: [signature]
Name: Andrew J. Iseman
Title: President

PRINCIPAL LIFE INSURANCE COMPANY

By: [signature]
Name: SARA WIENER
Title: DIRECTOR – PRODUCT MGMT

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Principal Life Insurance Company
Separate Account B

(1) The Principal® Variable Annuity

(2) Principal Freedom Variable Annuity

Principal Life Insurance Company
Variable Life Separate Account

(1) Prinflex Life® Variable Life Insurance
(2) Survivorship Variable Universal Life Insurance
(3) Flexible Variable Life Insurance
(4) Principal Variable Universal Life Accumulator (VUL)
(5) Executive Variable Universal Life (EVUL)
(6) Benefit Variable Universal Life (BVUL)
(7) Principal Variable Universal Life (Accumulator II)
(8) Variable Universal Life Income
(9) Variable Universal Life Income II
(10) Executive Variable Universal Life II
(11) Benefit Variable Universal Life II